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Exhibit 99.1

Written Statement of President and Vice President
Pursuant to Section 906
of the Sarbanes-Oxley Act of 2002 (18 U.S.C. Section 1350)

        The undersigned, the President and the Vice President of United Artists Theatre Circuit, Inc., a Maryland corporation (the "Company"), each hereby certifies that, to his/her knowledge on the date hereof:

  (a)
  the Form 10-Q of the Company for the quarter ended March 27, 2003 filed on the date hereof with the Securities and Exchange Commission (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

  (b)
  the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

        A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

/s/ MICHAEL L. CAMPBELL Michael L. Campbell President May 12, 2003
/s/ AMY E. MILES Amy E. Miles Vice President May 12, 2003

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Written Statement of President and Vice President Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. Section 1350)